EXHIBIT 10.5

SETTLEMENT AGREEMENT AND GENERAL AND MUTUAL RELEASE

This Settlement Agreement and General and Mutual Release (the "Agreement") is on this 12th day of February 2015 by and between Belair Capital Markets (hereafter "Belair"), Franchise Holdings International, Inc. (hereafter "FNHI") and/or Truxmart Ltd. (hereafter "Truxmart"), (hereafter, collectively, Belair, FNHI and Truxmart are referred to as the "Clients") and Securities Counselors, Inc. ("SCI"), collectively the Parties..

WHEREAS, SCI was engaged by Truxmart to represent it (the "Representation") in con-junction with its acquisition of a trading vehicle for Truxmart's tonneau cover business, ultimately FNHI being selected.

WHEREAS, Belair acting under an Advisory Agreement with Truxmart was the principal contact with SCI in conjunction with such Representation.

WHEREAS, there is no dispute as to the quality of the Representation but both Parties acknowledge both unexpected impediments and efforts in conjunction with the Representation and that, as a result, significant cost overruns ensued, the net amount being in dispute and owing, including $8,250 in out of pocket disbursements in support of the Representation (the "Invoice").

WHEREAS, the Parties desire and intend that this Agreement supplement and modify all prior contracts, agreements and understandings between the Parties.

WHEREAS, the Parties have engaged in a dispute as to the Invoice which did not result in litigation and the Parties wish to amicably resolve the dispute;

WHEREAS, the Parties desire and intend to fully, completely and finally resolve and terminate all disputes, claims and actions arising or related in any way to the their past dealings and the consequent disputes between them which arise out of or in any way relate to the same, all parties desirous of avoiding any disruption to the business of the Clients.

NOW, THEREFORE, the Parties, intending to be legally bound, and in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

1.	Settlement Payments Due to SCI from the Clients.

a.	The Clients shall pay to SCI the following amounts, an aggregate $42,500 (the "Cash Settlement") on the following timetable, to be transmitted via U.S. Federal Reserve Bank Wire, in U.S. dollars, in accordance with the following instructions to:

BANK:	Wells Fargo N.A. 7901 Wisconsin Avenue Bethesda, Maryland 20814

ACCOUNT NAME:	Securities Counselors, Inc.
ACCOUNT NUMBER:	7658077487
ABA BANK ROUTING NUMBER:	121000248

or any other address subsequently designated in writing by SCI. It is agreed and understood that the time is of the essence with respect to the payments.

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b.	Timing/Amounts of Payments to SCI:

Concurrent with Execution of this Agreement:	$12,500
On or about March 15, 2015:	$5,000
On or about April 15, 2015:	$5,000
On or about May 15, 2015:	$5,000
On or about June 15, 2015:	$5,000
On or about July 15, 2015:	$5,000
On or about August 15, 2015:	$5,000

c.	In addition, the Clients shall pay promptly Fred Harbecke (escrow counsel) his $1,400 balance due at the following address: Fred R. Harbecke, Esq., 29 S. LaSalle--Suite 945, Chicago, Illinois.

2.	FNHI Share Issuance. Upon execution of this Agreement, with appropriate instructions to the FNHI transfer agent,60,000 restricted FNHI common shares shall be issued to SCI, or its designee. Truxmart also agrees that it will include such 60,000 shares (so-called "piggy back rights") in the Form S-1 it intends to file this spring with the SEC under the Securities Act of 1933 to register certain primary and secondary sales of FNHI shares.

3.	SCI Performance Required. In consideration of the foregoing, SCI agrees to the following:

Immediately transfer all Rescission Offer Letters, confirming when/how/tracking number, to Matthew McMurdo, Esq., S-1 securities counsel;

By week's-end, courier all FNHI-Truxmart files to Mr. McMurdo,confirming when/how/tracking number, to Mr. McMurdo;

Forward concurrent with execution of this Agreement the draft no contingent liability opinion of counsel to be concluded and executed by Mr. McMurdo; and

Draft and execute this Agreement as finalized by the Parties.

4.	Releases.

a.	SCI, for itself, its principals and for any successors and assigns hereby irrevocably and unconditionally releases, acquits and forever discharges Belair, FNHI, Truxmart and any principals of any and any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities) (hereinafter referred to for purposes of this section as the "Clients"), from any and all claims, demands, rights, causes of action, liens, actions, suits, attorneys' fees, costs, damages, losses, expenses and contractual obligations of whatever kind or nature, whether absolute or contingent, liquidated or unliquidated, direct or indirect, in law or in equity, fully accrued or not fully accrued, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, relating to any matter whatsoever (collectively, "Claims") which SCI currently has, shall or may have, from the beginning of the world through and including the date of this Agreement. Notwithstanding the foregoing, the release contained herein shall not release Clients from their obligations pursuant to this Agreement.

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b.	Belair, Truxmart and/or FNHI for themselves and for their successors and assigns hereby irrevocably and unconditionally release, acquit and forever discharge SCI, any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities), from any and all Claims (as defined above) brought by SCI currently has, or may have, from the beginning of the world through and including the date of this Agreement. Notwithstanding the foregoing, the release contained herein shall not release the Clients from their obligations pursuant to this Agreement.

5.	No Admission. The Parties understand and agree that this Agreement is in compromise of disputed claims and that this Agreement shall not be construed as an admission of liability by one party to the other or that either party has violated any federal, state or local statute, law, ordinance or regulation.

6.	Binding Agreement. This Agreement supersedes all prior agreements between the Parties. This Agreement shall be binding upon the Parties hereto and their respective successors and assigns. The Parties agree and stipulate that this Agreement is enforceable in all respects and is not subject to any affirmative claim, once this Agreement is executed.

7.	Entire Agreement. This Agreement constitutes the entire and complete understanding between the Parties hereto, and no other representation, promise, or agreement shall be binding upon either of them unless it is in writing and executed by the Parties.

8.	Amendment. This Agreement may not be amended or modified in any manner except by a writing signed by each of the Parties hereto.

9.	Recitals. The Parties hereto acknowledge and agree that the recitals set forth at the beginning of this Agreement are true and correct in all respects and are incorporated herein by this reference.

10.	Governing Law; Venue. This Agreement is made and delivered in, and shall be governed by and construed in accordance with, the applicable laws of the State of Illinois. Any suit involving any dispute or matter arising under this Agreement, the Parties hereby consent to personal jurisdiction in the State of Illinois and the Parties hereby agree that the exclusive venue shall be the Illinois Circuit Court in and for Cook County, Illinois.

11.	Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the provision shall be modified to the extent necessary to render it enforceable and, if necessary, shall be fully severable.

12.	Authority. Each signer below warrants that he/she has actual authority to enter into this Agreement. It is understood that each party to this Agreement is relying on the other party executing his Agreement having actual authority to enter into the Agreement.

13.	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original. An executed counterpart of this Agreement faxed or scanned and emailed shall have the same force and effect as an originally executed counterpart.

14.	Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

15.	Encouragement to Consult Attorney; Time to Consider Agreement. EACH OF PARTIES REPRESENTS THAT THIS AGREEMENT HAS BEEN ENTERED INTO FREELY AND VOLUNTARILY; THAT IT HAS HAD THE OPPORTUNITY TO ASCERTAIN AND WEIGH ALL OF THE FACTS AND CIRCUMSTANCES LIKELY TO INFLUENCE ITS JUDG-MENTS; THAT IT HAS HAD THE OPPORTUNITY TO SEEK AND OBTAIN LEGAL COUNSEL, AND HAS AVAILED ITSELF OF COUNSEL PRIOR TO SIGNING THIS AGREEMENT, AND TO BE DULY APPRISED OF ITS LEGAL RIGHTS; AND THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THE AGREEMENT.

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IN WITNESS WHEREOF, the Parties have made and entered into this Settlement Agreement as of the date set forth above.

Belair Capital Markets

Dated: February 11, 2015	By:	/s/ Joseph J. Duggan
Joseph J. Duggan

Truxmart Ltd.

Dated: February 11, 2015	By:	/s/ Steven Rossi
Steven Rossi

Franchise Holdings International, Inc.

Dated: February 11, 2015	By:	/s/ Steven Rossi
Steven Rossi

Securities Counselors, Inc.

Dated: February 11, 2015	By:	/s/ Carl N. Duncan
Carl N. Duncan, Esq.

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